UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2010

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 8.01.	OTHER EVENTS.

As previously reported, on April 1, 2008, in connection with the separation of the businesses of BGC Partners, LLC (the “separation”) and the merger of BGC Partners, LLC and eSpeed, Inc. (the “merger”), BGC Partners, Inc. (the “Company”) issued an aggregate of 133,860,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), and rights to acquire shares of Class A Common Stock and Class B Common Stock pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering. As also previously reported, certain of those rights to acquire shares of Class A Common Stock were issued in the merger to certain former partners of Cantor Fitzgerald, L.P. (“Cantor”) who became founding partners of BGC Holdings, L.P. (“BGC Holdings”) in connection with the separation and underlie exchangeable Founding Partner Units of BGC Holdings.

On April 26, 2010, two founding partners of BGC Holdings donated an aggregate of 607,902 shares of Class A Common Stock to The Cantor Fitzgerald Relief Fund. The founding partners’ donation covers a portion of the net proceeds raised by employees of the Company on its annual September 11, 2009 Charity Day. Cantor separately donated 200,000 shares of Class A Common Stock to The Cantor Fitzgerald Relief Fund on March 10, 2010.

The 607,902 shares of Class A Common Stock donated by the founding partners of BGC Holdings were issued to them by the Company upon exchange of Founding Partner Units that they received in connection with the separation and merger on April 1, 2008. In connection with the founding partners’ charitable donations of exchange shares on April 26, 2010, Cantor accelerated the exercisability of the exchange rights of 303,951 exchangeable Founding Partner Units of one partner, which exchange rights would have otherwise become exercisable on the fourth anniversary of the merger, and caused to be exchangeable 303,951 Founding Partner Units held by the other founding partner. In addition, the Company, as the general partner of BGC Holdings, agreed to remove any contractual transfer restrictions on the aggregate 607,902 exchange shares in order to permit such founding partners to donate such shares to The Cantor Fitzgerald Relief Fund.

The Company’s issuance of 303,951 exchange shares to one founding partner upon the accelerated exercisability of exchangeable Founding Partner Units was in fulfillment of the exchange rights to acquire such shares issued by the Company to such person on April 1, 2008.

In addition, on April 6, 2010, upon redemption by BGC Holdings of an aggregate of 324,606 non-exchangeable Founding Partner Units from terminated partners of BGC Holdings, Cantor purchased for an aggregate of $1,120,436.24 from BGC Holdings 324,606 exchangeable limited partnership units of BGC Holdings, which units are exchangeable on a one-for-one basis (subject to adjustment) for shares of Class A Common Stock or Class B Common Stock. The sale to Cantor by the Company of the exchange rights underlying such exchangeable limited partnership units was in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K dated April 30, 2010 to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: April 30, 2010	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer